 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

Form  8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                     January 29, 2009

FLINT TELECOM GROUP, INC.
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(Exact Name of Registrant as Specified in its Charter)

Nevada	0-21069	36-3574355
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3390 Peachtree Rd. NE, Suite 1000, Atlanta, GA 30326
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(Address of Principal Executive Offices)   (Zip Code)

(404) – 254-6980
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(Registrant’s Telephone Number, including area code)

(Formerly named Semotus Solutions, Inc.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
The information set forth in Item 2.01 below is incorporated herein by reference as it relates to the following material definitive agreements:
(a)
Agreement and Plan of Merger by and among Flint Telecom Group, Inc. (“Flint”), Flint Acquisition Corps. (A-E), each a wholly owned subsidiary of Flint, China Voice Holding Corp. (“CHVC”), and CVC Int’l Inc., Cable and Voice Corporation, StarCom Alliance Inc, Dial-Tone Communication Inc, Phone House Inc. (of Florida), and Phone House, Inc. (of California), each a wholly-owned subsidiary of CHVC dated January 29, 2009 (the “Merger Agreement”);

(b)	Stock Purchase Agreement by and among Flint and CHVC dated January 29, 2009 (the “CHVC Stock Purchase Agreement”);
(c)	Flint Promissory Note to CHVC dated January 29, 2009 ;
(d)	Security Agreement by and among Flint and CHVC dated January 29, 2009 (the “Security Agreement”);
(e)	Common Stock and Warrant Purchase Agreement by and among Flint and Redquartz Atlanta, LLC (“Redquartz”) dated January 29, 2009 (the “Redquartz Stock and Warrant Purchase Agreement”);
(f)	Flint Warrant Certificate to Redquartz dated January 29, 2009 (the “Warrant”);
(g)	Stock Purchase Agreement by and among Flint and David Tracey dated January 29, 2009;
(h)	Employment Agreement by and among Flint and Bill Burbank dated January 29, 2009; and
(i)	Agreement and Plan of Corporate Separation and Reorganization by and among Flint and Semotus, Inc. dated January 29, 2009.

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On January 29, 2009, five wholly owned subsidiaries of Flint Telecom Group, Inc. (“Flint”) merged with six wholly owned subsidiaries of China Voice Holding Corp. (“CHVC”) in exchange for 21,000,000 shares of our restricted common stock and $1,500,000 in cash, $500,000 of which was paid at the Closing, a second installment in the amount of $500,000 to be paid on February 12, 2009 and the remaining $500,000 to be paid on March 31, 2009, pursuant to the Merger Agreement.  The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The CHVC subsidiary companies that Flint acquired provide the following telecom services and / or distribute the following telecom products:

•	CVC Int’l, Inc. was established in January 2007, and is a provider of wholesale VoIP telecommunications services located in South Florida.

•	Cable and Voice Corporation was established on June 1, 2008, and is a master distributor of advanced broadband products and services located in Tampa, Florida.

•	StarCom Alliance, Inc. was established in January 2008, and is a master distributor of prepaid cellular products and services.

•
Phone House Inc.  of Florida was established on March 6, 2008, Phone House, Inc. of California was established on June 12, 2001 (and subsequently acquired by CHVC in June 2007) and Dial-Tone Communication Inc. was established on July 19, 2007; each provides discount calling cards that enable users who purchase cards in the United States to call China, India, Mexico, Africa, South America,  Brazil,  Bangladesh,  and other countries throughout the world at significant savings.

As part of the closing of the transaction and in addition to the issuance of the common stock and cash paid as noted above, Flint also acquired 15,000,000 shares of restricted common stock of CHVC in exchange for $1,500,000, $750,000 of which will be paid on February 27, 2009 and the remaining $750,000 to be paid on April 30, 2009, pursuant to the CHVC Stock Purchase Agreement. Additionally, Flint issued a Promissory Note to CHVC dated January 29, 2009, in an amount of $7,000,000, pursuant to which Flint is obligated to make payments as follows: $2,333,333.33 on or before December 31, 2009; $2,333,333.33 on or before July 31, 2010, and $2,333,333.34, plus any remaining balance due on the Note on or before December 31, 2010 (the “Note”). The Note shall not bear any interest pre-default; The Note will bear interest at Eighteen percent (18%) per year for any period of time when a payment is past due. 15,000,000 shares of CHVC restricted common stock are attached to the Note as collateral, pursuant to a Security Agreement.  The foregoing description of the Stock Purchase Agreement, Note and Security Agreement are qualified in their entirety by reference to the full text of the Stock Purchase Agreement, Note and Security Agreement, which are attached hereto as Exhibits 4.1, 4.2 and 4.3, and are incorporated herein by reference.

In determining the amount of cash and number of common shares of Flint to be issued to CHVC in the merger, their respective managements placed primary value on the Targets’ assets, including the ongoing involvement of Bill Burbank in operating the Targets and bringing cost savings to be achieved through economies of scale to Flint, as the Parent Company.  Additional factors that were considered were the operational synergies between the two companies, and the ability to reduce a material amount of expenses through consolidation of the companies.  Management expects the merger to result in a profitable ongoing business with meaningful revenues and, in the short term, to give management the ability to raise adequate operating capital so that the combined company can reach profitability sooner together as a combined entity, rather than continuing to operate independently.

In order to finance the transaction, Flint simultaneously entered into a Common Stock and Warrant Purchase Agreement with Redquartz Atlanta, LLC (“Redquartz”), in which Flint sold to Redquartz 5,454,545 shares of Flint restricted common stock at $0.275 per share and issued 3,750,000 warrants to purchase shares of Flint’s common stock at $0.40 per share, having a three year term and a cashless exercise provision, in exchange for $1,500,000. Additionally, on January 29, 2009, Flint entered into a Stock Purchase Agreement with Mr. David Tracey, in which we sold 1,454,545 shares of restricted common stock at $0.275 per share to Mr. Tracey in exchange for $400,000. The foregoing description of the common stock and warrant purchases are qualified in their entirety by reference to the full text of the Common Stock and Warrant Purchase Agreement, the Warrant Certificate and the Stock Purchase Agreement, which are attached hereto as Exhibits 4.4, 4.5 and 4.6, and are incorporated herein by reference

Also as part of the closing of the transaction, Flint entered into an employment agreement with Mr. Bill Burbank, the CEO of CHVC and President of each of the Targets, effectuating the following:  (i) Mr. Burbank’s title is President and COO of Flint; (ii) Mr. Burbank was appointed as a member of Flint’s Board of Directors, and (iii) Mr. Burbank was issued 2,000,000 shares of restricted common stock vesting over a period of four years, such that ¼ of the shares shall vest at the first annual anniversary of the Effective Date, and quarterly thereafter so that 100% of the shares shall be fully vested at his four year anniversary with Flint. The foregoing description of Mr. Burbank’s Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Additionally, as part of the closing of the transaction, two other executive officers from CHVC, John Iacovelli and Jose Ferrer, have become executive officers of Flint.  As a hiring and retention incentive, in lieu of issuing stock options under our existing stock option plan, our Board has approved the issuance of up to 1,000,000 shares of restricted common stock to these executive officers, which is subject to vesting over a period of four years such that 25% of the shares vest at their first annual anniversary and 6.25% of the shares vest quarterly thereafter so that 100% shall be fully vested at the end of four years

Therefore, on a fully diluted basis, taking into consideration (i) our outstanding stock on the date of the closing, (ii) the stock issuance to CHVC as part of the Merger Agreement (iii) the stock issuance to Mr. Burbank under his employment agreement, (iv) the aggregate number of share of stock and shares underlying the warrants issued to Redquartz in exchange for its $1,500,000 investment (iv) the aggregate number of shares of stock issued to Mr. Tracey in exchange for his $400,000 investment, (v) the stock we intend to issue to other key employees as described above, and (vi) the aggregate number of shares underlying our outstanding convertible promissory notes, stock options and warrants, we have an aggregate of approximately 100,000,000 shares outstanding.  As a result of all of the transactions described above and effective as of the closing, the existing Flint shareholders now own approximately 76%, and CHVC and its shareholders now own approximately 24% of our total outstanding shares on a fully-diluted basis.

On January 29, 2009, Flint issued a press release with respect to the merger transaction with CHVC.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information contained in the attached press release is “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Additionally, on January 29, 2009, Flint sold all of the assets and liabilities of its ‘Semotus Business’ or ‘Solutions Division’ to Mr. Anthony LaPine for 3,508,000 shares of restricted common stock of Flint owned by Mr. LaPine. Mr. LaPine exercised his right to purchase the Semotus Business/Solutions Division from Flint, in accordance with Section 8.2(f) of the Contribution Agreement by and among Semotus Solutions, Inc. (now named Flint Telecom Group, Inc., and referred to as “Flint”) and Flint Telecom, Inc. dated April 23, 2008, attached hereto as Exhibit 2.2, in exchange for 3,508,000 shares of restricted common stock of Flint owned by Mr. LaPine.  This transaction was further clarified and consummated by the Agreement and Plan of Corporate Separation and Reorganization by and among Flint and Semotus, Inc. executed as of January 29, 2009, pursuant to which Flint transferred all of the assets and properties, subject to all the liabilities, debts, obligations and contracts, of the Solutions Division to Semotus, Inc. in exchange for Mr. LaPine’s 3,508,000 shares of restricted common stock of Flint. The “Semotus Business”, as set forth in Section 7.18 of the Contribution Agreement, is defined as the operations of Semotus as conducted immediately prior to the acquisition transaction of Flint that closed on October 1, 2008, and does not reflect the business operations of Flint acquired in connection with that transaction. The foregoing description of the Semotus Business disposition is qualified in its entirety by reference to the full text of the Agreement and Plan of Corporate Separation and Reorganization, which is attached hereto as Exhibit 2.3 and is incorporated herein by reference.

ITEM 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION

The information set forth in Item 2.01 above is incorporated herein by reference as it relates to Flint’s obligation to pay a total of $1,500,000 to CHVC pursuant to the Merger Agreement, $1,500,000 to CHVC pursuant to the Stock Purchase Agreement and Flint’s obligation to pay a total of $7,000,000 to CHVC pursuant to the Note, attached as Exhibits 2.1, 4.1 and 4.2, respectively.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth in Item 2.01 above is incorporated herein by reference as it relates to the issuance of 21,000,000 shares of restricted common stock to China Voice Holding Corp., the issuance of a total of 3,000,000 shares of restricted common stock to Messrs. Burbank, Iacovelli and Ferrer, vesting over a period of four years, the issuance of an aggregate of 5,454,545 shares of restricted common stock and 3,750,000 shares underlying the warrants issued to Redquartz Atlanta, LLC in exchange for its $1,500,000 investment into Flint, and the issuance of 1,454,545 shares of restricted common stock to Mr. David Tracey in exchange for his investment of $400,000 into Flint.

We believe our offering and sale of the securities in the above transaction, made only to accredited investors and certain persons outside of the United States, were exempt from registration under Section 4(2) of the Securities Act and Regulation S.  The certificates representing the securities issued contain a legend to the effect that such securities were not registered under the Securities Act and may not be transferred except pursuant to an effective registration statement or pursuant to an exemption from such registration requirements.

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The information set forth in Item 2.01 above is incorporated herein by reference, as it relates to Mr. Bill Burbank. Effective January 29, 2009, we appointed Mr. Bill Burbank as our President, Chief Operating Officer and as a new member to our Board of Directors. Additionally, on January 29, 2009, we appointed Stephen Keaveney and Garrett A. Sullivan as new members of our Board of Directors.  To effectuate these new board appointments, our board of directors took such actions as was necessary to increase the size of the Flint board of directors to seven directors, with the vacancies created by such board increase filled by Mr. Burbank, Mr. Keaveney and Mr. Sullivan. Neither Mr. Burbank nor Mr. Keaveney qualify as “independent” directors, as that term is defined by the NASDAQ Stock Market and the SEC, and they will not be serving on any Board Committees.

Also effective as of January 29, 2009, we appointed John Iacovelli as our Chief Technology Officer and Jose Ferrer as our Executive Vice President of Business Development.

The following is a description of the business experience of Messrs. Burbank, Keaveney, Garrett, Iacovelli and Ferrer for at least the past five years:

Bill Burbank, age 50. Bill Burbank is also currently serving as China Voice Holding Corp.’s Chief Executive Officer, President and a Director, and has been in those positions since September 2006.  Mr. Burbank  brings more than 25 years of  success in business development and operations  experience to the company. He has extensive experience  in  working  with  both  private  and  public  emerging   technology development  companies  in the U.S., Canada  and Asia.  He was Chief Executive Officer of DTNet Technologies from April 2006 until it was acquired by CHVC, where he became its Chief Executive Officer.  Prior to that, Mr. Burbank was Chief Operating Officer of VoIP, Inc. from December 2004 to February 2006, where he managed the operations of multiple subsidiaries in the telecommunications market with combined annual  revenues over $40 million.  Mr. Burbank was Vice President of Business Development  and Chief  Marketing  Officer for Pony Express U.S.A., Inc., a package delivery company, from October 2002 to November 2004.

Stephen Keaveney, age 44.  Mr. Keaveney is a serial entrepreneur and business consultant. In 2007 he founded Redquartz Atlanta, LLC and Atlanta Property Fund, LLC, vehicles to invest in property development opportunities in the Southeastern U.S.  He also founded M3 Lighting, LLC, a distributor of indoor lighting products. In 2005 Mr. Keaveney founded, built and exited through a trade sale, Broadworks Communications Ltd.  Mr. Keaveney also founded Montaigne Investments through a merger of Keaveney Ventures, which was sold in December 2005.  From 2001 to 2005 he founded and built a successful corporate finance consultancy business based in Dublin, Ireland, named Keaveney Ventures, which advised Irish businesses on fundraising, acquisition and strategic matters. From 1999- 2001, Mr. Keaveney was a founding manager and shareholder of eTel Group, a telecommunications company that provides voice, data and Internet services to corporate customers in Central Europe. In 1989 Mr. Keaveney was a founder of Cable Management Ireland Limited (CMI) where he held the position of Finance Director, responsible for Business Development, from CMI’s inception in 1989 until its sale in 1999 to AT&T-owned Liberty Media Group. Mr. Keaveney is a former member of the Irish Government's Information Society Group, which advises Ireland's Prime Minister on the impact of information technology.  His previous experience also includes a position of Certified Public Accountant - Deloitte, New York City.  He holds a BA in Accounting from Villanova University (1986) and an MBA in Finance from Pepperdine University, 1988-1989. He is a Certified Public Accountant (CPA) in the State of Pennsylvania.

Garrett A. Sullivan, age 74. Mr. Sullivan was President of Applied Digital Solutions (ADS) from March 1995 until he retired in January 2002.  He served as a member of the Board of Directors of ADS from August 1995 until January 2002.  He was acting Secretary of ADS from March  1995 to  March  1996 and  acting  Chief Financial  Officer from March 1995 to February 1997. From 1993 to 1994 he was an Executive Vice President of Envirobusiness, Inc. From 1988 to 1993, he served as President and Chief Operating  Officer of two medium  sized  companies  in the electronics and chemical  industries  which were owned by Philips North America. He was previously a partner in the Bay Group, a merger and acquisition firm in New Hampshire from 1988 to 1993. From 1991 to 1998 Mr. Sullivan was President of Granada Hospital Group,  Burlington,  Massachusetts.  Mr.  Sullivan  received a Bachelor of Arts degree from Boston  University in 1960 and obtained an MBA from Harvard University in 1962.

John Iacovelli, age 53.  John Iacovelli served as China Voice Holding Corp.’s Chief Information Officer since October, 2006. Previously, he was Director of Special Projects, for VoIP, Inc. from October 2004 to February 2006,  where he was  responsible  for a variety of  technical initiatives.  Mr. Iacovelli was Chief Information Officer of Pony Express from July 2002 to September 2004, where he oversaw a network infrastructure spanning nine locations in Florida, and personally developed Microsoft  Windows(TM) and Internet-based  software for  customers  such as the State of Florida.  From May 1998 to August 2001, Mr. Iacovelli worked as a marketing manager in the speech recognition field for Registry Magic and Foresight Technologies.  Mr. Iacovelli worked at Clarion  Software as its Director of Marketing  from March 1994 to May 1998, where he launched the first Rapid Application  Development  environment to produce compiled executables for Microsoft  Windows(TM),  and later the first 32 bit   executables,   and  as  Vice  President  of  Marketing  at  its  successor corporation,  SoftVelocity,  from July 2001 to July 2002.  Before that, he was Senior Product  Manager at Expert Software from January 1990 to March 1994 where he  produced  many best  selling  software  titles in the retail  market such as Expert Home Design.

Jose Ferrer, age 53.  Jose Ferrer served as China Voice Holding Corp.’s Chief Operating Officer since January 7 2008. Mr. Ferrer has extensive international experience in leading people and project team, implementing and overseeing technology programs and administering budgets and operations.  Mr. Ferrer served as Executive  Vice  President of MacroVoice Networks  from  07/2001to  12/2002  where he managed  OEM  relations  with major companies  such as LG  Electronics  and Dell  amongst  others  for the supply of innovative voice and data platforms.  During his tenure at this company,  he was instrumental  in  sourcing,  contracting  and  launching  a  leading  edge  VoIP hardware/software solution which  connected to existing legacy PBX's to provide low cost LD service to corporate clients

Pursuant to the terms of his employment, Mr. Burbank will receive salary in the amount of $186,000 per year and 2,000,000 shares of restricted common stock vesting over a period of four years, such that ¼ of the shares shall vest at the first annual anniversary of the Effective Date, and quarterly thereafter so that 100% of the shares shall be fully vested at his four year anniversary with Flint.  However, during the time Mr. Burbank is an Officer of China Voice Holding Corp. he will be compensated as follows: January 2009, 60% of base monthly salary and for months thereafter , 90% of monthly base salary. Mr. Burbank will be entitled to participate in all of Flint’s employee benefit plans and Flint shall pay for 100% of the costs to provide him with “family” coverage for medical and dental insurance. If Mr. Burbank resigns from Flint at any time prior to his four year anniversary, he shall be entitled to all vested shares as of the date of resignation. If his employment is discontinued after the initial term of this agreement or if he is terminated without cause, Mr. Burbank shall be entitled to receive full vesting of all 2,000,000 shares. The foregoing description of the terms of employment of Mr. Burbank are qualified in their entirety by reference to the full text of Mr. Burbank’s Employment Agreement, which is attached hereto as Exhibits 10.1, and is incorporated herein by reference.

Pursuant to the terms of his employment, Mr. Iacovelli will receive salary in the amount of $100,000 per year and 500,000 shares of restricted common stock vesting over a period of four years, such that ¼ of the shares shall vest at the first annual anniversary of the Effective Date, and quarterly thereafter so that 100% of the shares shall be fully vested at his four year anniversary with Flint.  Mr. Iacovelli will also be entitled to participate in all of Flint’s employee benefit plans.

Pursuant to the terms of his employment, Mr. Ferrer will receive salary in the amount of $125,000 per year and 500,000 shares of restricted common stock vesting over a period of four years, such that ¼ of the shares shall vest at the first annual anniversary of the Effective Date, and quarterly thereafter so that 100% of the shares shall be fully vested at his four year anniversary with Flint.  Mr. Ferrer will also be entitled to participate in all of Flint’s employee benefit plans.

ITEM 9.  FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Business Acquired. The required financial statements will be filed as soon as practicable, but not later than 71 calendar days after the date by which this report on Form 8-K must be filed.

(b) Pro Forma Financial Information. The required pro forma financial information will be filed as soon as practicable, but not later than 71 calendar days after the date by which this report on Form 8-K must be filed.

(c)	Exhibits. The following exhibits are filed with this report:
Exhibit Number --------------------	Description ---------------
2.1
Agreement and Plan of Merger dated January 29, 2009 by and among Flint, Flint Acquisition Corps. (A-E), each a wholly owned subsidiary of Flint, CHVC, CVC Int’l Inc., Cable and Voice Corporation, StarCom Alliance Inc, Dial-Tone Communication Inc, Phone House Inc. (of Florida) and Phone House, Inc. (of California) dated January 29, 2009.

2.2*	Contribution Agreement by and among Semotus Solutions, Inc. and Flint Telecom, Inc. dated April 23, 2008.
2.3	Agreement and Plan of Corporate Separation and Reorganization by and among Flint Telecom Group, Inc. and Semotus, Inc. dated January 29, 2009.
4.1	Stock Purchase Agreement by and among China Voice Holding Corp. and Flint Telecom Group, Inc. dated January 29, 2009.
4.2	Promissory note issued from Flint Telecom Group, Inc. to China Voice Holding Corp. dated January 29, 2009.
4.3	Security Agreement by and among Flint Telecom Group, Inc. and China Voice Holding Corp. dated January 29, 2009.
4.4	Common Stock and Warrant Purchase Agreement by and among Flint Telecom Group, Inc. and Redquartz Atlanta, LLC dated January 29, 2009.
4.5	Warrant Certificate issued to Redquartz Atlanta, LLC dated January 29, 2009.
4.6	Common Stock Subscription Agreement by and among Flint Telecom Group, Inc. and David Tracey dated January 29, 2009.
10.1	Employment Agreement by and among Flint Telecom Group, Inc. and Mr. Bill Burbank dated January 29, 2009.
99.1	Press release of Flint Telecom Group, Inc. dated January 29, 2009.
*Incorporated by reference to the Registrant’s SEC Form 8-K filed on April 29, 2008.

                                                        SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

FLINT TELECOM GROUP, INC.
By: /s/ Vincent Browne
Date: February 4, 2009	Vincent Browne,
Chief Executive Officer